Exhibit 99.1
PetMeds® Announces Its First Quarter Financial Results and
Declares a Quarterly Dividend of $0.30 Per Share

Delray Beach, Florida, July 31, 2023, PetMed Express, Inc. (NASDAQ: PETS)(“PetMeds” or “Company”), Your Trusted Pet Health ExpertTM, today announced its financial results for its first quarter ended June 30, 2023.

Quarterly Highlights
•Net sales for the quarter ended June 30, 2023, were $78.2 million, compared to $70.2 million for the first quarter in the prior year, an increase of 11.5%.
•PetMeds reported an increase in new customers of 25% year over year for the quarter ended June 30, 2023, representing the third consecutive quarter of new customer growth. This includes new customers from the PetCareRx acquisition.
•Net loss for the quarter ended June 30, 2023 was $(0.9) million, or $(0.04) per diluted share, including $1.1 million of acquisition related costs expensed in the quarter. The quarterly results compare to net income of $2.8 million, or $0.14 diluted earnings per share, for the prior year quarter ended June 30, 2022.
•Adjusted EBITDA1 of $3.3 million for the current year quarter, compared to Adjusted EBITDA of $6.3 million, for the quarter ended June 30, 2022, a decrease of 47%. The decrease was due to increased gross profit and other income, offset by higher G&A expenses and advertising expenses.
•PetMeds successfully closed on the acquisition of PetCareRx on April 3, 2023 and is including almost a full quarter of results in the consolidated results ended June 30, 2023.
"This quarter's performance is a pivotal step in our Company's transformative path,” said Matt Hulett, CEO and President. “After over two years of declining revenues, we have successfully achieved year-over-year growth in our top line.” Hulett continued, “Not only did revenue increase by 11.5%, year-over-year, but 49% of our total revenue was derived from recurring sources such as our AutoShip subscription and PetPlus membership programs. Our journey towards becoming a leader in comprehensive pet health expertise is showing promising progress. The acquisition of PetCareRx has unlocked tremendous growth opportunities, allowing us to expand our product catalog and capitalize on synergies between the two. "
The Board of Directors declared a quarterly dividend of $0.30 per share on the Company’s common stock.  The dividend will be payable on August 18, 2023, to shareholders of record at the close of business on August 14, 2023.  The declaration and payment of future dividends is discretionary and will be subject to the determination by the Board of Directors.
This afternoon the Company will host a conference call to review the quarter’s financial results.

Time: 4:30 P.M. Eastern Time, July 31, 2023
Public call dial in (877) 407-0789 (toll free) or (201) 689-8562.
Webcast stream link: https://investors.petmeds.com/overview/default.aspx for those who wish to stream the call via webcast.
Replay: Available until August 14, 2023, at 11:59 P.M Eastern Time.
To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13740086.
Founded in 1996, PetMeds is Your Trusted Pet Health Expert™, providing prescription and non-prescription medications, food, supplements, supplies and vet services for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and through its website at www.petmeds.com.
This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Qs and its Annual Reports on Form 10-K.
1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Exhibit 99.1 Page 1 of 7

PETMEDS INVESTOR RELATIONS CONTACT
Brian M. Prenoveau, CFA
MZ Group
561-489-5315
investor@petmeds.com

PETMEDS MEDIA CONTACT
Mary Eva Tredway
Butin PR
maryeva@butinpr.com
Exhibit 99.1 Page 2 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)

	June 30, 2023	March 31, 2023
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$61,534	$104,086
Accounts receivable, less allowance for doubtful accounts of $38 and $35, respectively	1,894	1,740
Inventories - finished goods	32,324	19,023
Prepaid expenses and other current assets	8,530	4,719
Prepaid income taxes	1,548	1,883
Total current assets	105,830	131,451

Noncurrent assets:
Property and equipment, net	27,207	26,178
Intangible and other assets, net	17,671	5,860
Goodwill	20,735	–
Operating lease right-of-use assets, net	2,024	–
Deferred tax assets, net	7,270	628
Total noncurrent assets	74,907	32,666

Total assets	$180,737	$164,117

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$40,037	$25,208
Accrued expenses and other current liabilities	13,240	11,289
Current lease liabilities	799	–
Deferred revenue	3,246	–
Total current liabilities	57,322	36,497

Long-term lease liabilities	1,268	–
Other long-term liabilities	3,825	3,825

Total liabilities	62,415	40,322

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $0.001 par value, 40,000 shares authorized; 21,170 and 21,084 shares issued and outstanding, respectively	21	21
Additional paid-in capital	20,037	18,277
Retained earnings	98,255	105,488

Total shareholders' equity	118,322	123,795

Total liabilities and shareholders' equity	$180,737	$164,117
Exhibit 99.1 Page 3 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended June 30,
	2023	2022

Sales	$78,244	$70,187
Cost of sales	55,718	50,244

Gross profit	22,526	19,943

Operating expenses:
General and administrative	15,711	9,351
Advertising	7,265	6,349
Depreciation and amortization	1,678	753
Total operating expenses	24,654	16,453

(Loss) income from operations	(2,128)	3,490

Other income:
Interest income, net	620	117
Other, net	506	198
Total other income	1,126	315

(Loss) income before (benefit) provision for income taxes	(1,002)	3,805

(Benefit) provision for income taxes	(115)	1,030

Net (loss) income	$(887)	$2,775

Net (loss) income per common share:
Basic	$(0.04)	$0.14
Diluted	$(0.04)	$0.14

Weighted average number of common shares outstanding:
Basic	20,333	20,208
Diluted	20,333	20,291

Cash dividends declared per common share	$0.30	$0.30
Exhibit 99.1 Page 4 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(887)	$2,775
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,678	753
Share based compensation	1,760	1,536
Deferred income taxes	(450)	(294)
Bad debt expense	19	45
(Increase) decrease in operating assets and increase (decrease) in operating liabilities:
Accounts receivable	(46)	86
Inventories - finished goods	(10,185)	9,880
Prepaid income taxes	335	681
Prepaid expenses and other current assets	(2,390)	451
Operating lease right-of-use assets, net	196	–
Accounts payable	9,115	(10,469)
Accrued expenses and other current liabilities	1,369	97
Lease liabilities	(205)	–
Deferred revenue	253	–
Income taxes payable	–	839
Net cash provided by operating activities	$562	$6,380

Cash flows from investing activities:
Purchase of minority interest investment in Vetster	–	(5,000)
Acquisition of PetCareRx, net of cash acquired	(35,859)	–
Purchases of property and equipment	(1,153)	(982)
Net cash used in investing activities	$(37,012)	$(5,982)

Cash flows from financing activities:
Dividends paid	(6,102)	(6,064)
Net cash used in financing activities	$(6,102)	$(6,064)

Net decrease in cash and cash equivalents	(42,552)	(5,666)
Cash and cash equivalents, at beginning of period	104,086	111,080

Cash and cash equivalents, at end of period	$61,534	$105,414

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$–	$–

Dividends payable in accrued expenses	$1,507	$791
Exhibit 99.1 Page 5 of 7

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense; depreciation and amortization; income tax provision; interest income (expense); and other non-operational expenses. We have provided reconciliations below of adjusted EBITDA to net income, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense, depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other expenses, including the investment banking fee related to the Vetster partnership, acquisition costs related to PetCareRx, employee severance and estimated state sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain expenses including the estimated state sales tax accrual which reduces cash available to us.
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Exhibit 99.1 Page 6 of 7

Because of these and other limitations, adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results.

The following table presents a reconciliation of net income, the most directly comparable GAAP measure to adjusted EBITDA for each of the periods indicated:
Reconciliation of Non-GAAP Measures
PetMed Express, Inc.
(Unaudited)

	Three Months Ended
($ in thousands, except percentages)	June 30, 2023	June 30, 2022	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net (loss) income	$(887)	$2,775	$(3,662)	(132)%

Add (subtract):
Share-based Compensation	$1,760	$1,536	$224	15%
Income Taxes	$(115)	$1,030	$(1,145)	(111)%
Depreciation and Amortization	$1,678	$753	$925	123%
Interest (Income)/Expense	$(620)	$(117)	$(503)	430%
Acquisition/Partnership Transactions and Other Items	$1,126	$355	$771	n/m
Employee Severance	$393	$–	$393	n/m
Adjusted EBITDA	$3,335	$6,332	$(2,997)	(47)%
Exhibit 99.1 Page 7 of 7